Exhibit 10.10

EXHIBIT F

GUARANTY AND PLEDGE AGREEMENT

THIS GUARANTY AND PLEDGE AGREEMENT is made and entered into as of February 6, 2014, by and among Christopher Larson (“Larson”), Cameron Robb (“Robb,” and collectively referred to with Larson as the “Pledgors”), and Mill City Ventures III, Ltd., a Minnesota corporation (“Pledgee”).

WITNESSETH:

WHEREAS, Pledgee is a party to that certain Securities Purchase Agreement by and between Pledgee and Mix 1 Life Inc., a Nevada corporation (“Debtor”), pursuant to which (together with certain other Transaction Documents) Pledgee has purchased certain Debentures and Warrants from Debtor (the “Purchase Agreement”);

WHEREAS, Pledgors are directors on the Board of Directors of Debtor, with Larson beneficially owning more than five percent but less than ten percent of the total issued and outstanding common stock of Debtor, and Robb beneficially owning more than five percent but less than ten percent of the total issued and outstanding common stock of Debtor, and the Purchase Agreement contemplates the execution and delivery of this Guaranty and Pledge Agreement (this “Agreement”) by and among Pledgee and Pledgors; and

WHEREAS, to induce Pledgee to enter into the transactions contemplated by the Purchase Agreement and the other Transaction Documents, Pledgors have agreed to pledge their Pledged Shares, as defined below, and Larson has agreed to provide a personal guaranty, as security for obligations of the Debtor arising under the Transaction Documents;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and promises set forth herein (which are hereby incorporated into this Agreement), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Unless otherwise defined in this Agreement (or unless the context so requires), all capitalized terms contained herein shall have the meanings set forth in the Purchase Agreement.

2.           Larson hereby unconditionally, absolutely and irrevocably guarantees to Pledgee the prompt payment when due (whether at a stated maturity date or earlier by reason of acceleration or otherwise) of all indebtedness (principal, interest and other), liabilities and monetary obligations of Debtor to Pledgee of every kind, nature and description arising under or in connection with the Purchase Agreement, specifically including but not limited to obligations arising under the Debentures (collectively, the “Obligations”). This is a guaranty of payment and performance and not a guaranty of collection. For purposes of clarity, Robb is not providing any guaranty under this Agreement.

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3.           As collateral security for the Obligations:

(a)          Larson hereby grants a security interest in the following property:

2,500,000 shares of common stock, par value $.001 per share, of Mix 1 Life, Inc. (the “Larson Pledged Shares”), and all property of every kind and description in which Larson has or may acquire any interest now or hereafter as a result of owning such Larson Pledged Shares, including but not limited to all dividends and distributions and other rights inuring to the Larson Pledged Shares, property received in exchange for the Larson Pledged Shares, and other rights in connection with the Larson Pledged Shares; and

(b)          Robb hereby grants a security interest in the following property:

2,500,000 shares of common stock, par value $.001 per share, of Mix 1 Life, Inc. (the “Robb Pledged Shares”), and all property of every kind and description in which Robb has or may acquire any interest now or hereafter as a result of owning such Robb Pledged Shares, including but not limited to all dividends and distributions and other rights inuring to the Robb Pledged Shares, property received in exchange for the Robb Pledged Shares, and other rights in connection with the Robb Pledged Shares.

4.           The Larson Pledged Shares and the Robb Pledged Shares are collectively referred to as the “Pledged Shares,” and all of the property described in the foregoing Sections 3(a) and 3(b) in which the Pledgors have granted a security interest hereby is collectively referred to as the “Collateral.”

5.           Pledgors have title to and will at all times keep the Collateral free of all liens and encumbrances, except the security interests created hereby, and have full power and authority to execute this Agreement, to perform Pledgors’ obligations hereunder and to subject the Collateral to the security interest created hereby. All costs of keeping the Collateral free of any liens, encumbrances and security interests prohibited by this Agreement and removing the same, if they should arise, shall be borne and paid by Pledgors.

6.           Simultaneously with the execution and delivery hereof, each Pledgor is duly endorsing, in blank and undated and including medallion guarantee(s), each and every instrument constituting Collateral, including but not limited to the stock certificate(s) representing the Collateral, by signing on said instrument or by signing a separate assignment or other documents of transfer (stock power), and will at any time or times hereafter perform such other acts as Pledgee may request to establish, maintain, perfect and enforce Pledgee’s security interest in the Collateral and rights under this Agreement.

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7.           Each Pledgor will upon receipt deliver to Pledgee as additional Collateral hereunder possession of all securities distributed on account of the Collateral (and instruments representing such securities) such as stock, dividends and securities resulting from stock splits, reorganizations and recapitalizations. Each Pledgor represents and warrants to Pledgee that the Collateral in which such Pledgor has granted a security interest hereunder represents less than ten percent of the issued and outstanding common stock of the Debtor as of the date hereof.

8.           Pledgee’s duty of care with respect to Collateral in its possession shall be deemed fulfilled if Pledgee exercises reasonable care in physically safekeeping such Collateral or, in the case of Collateral in the custody or possession of a bailee or other third party, exercises reasonable care in the selection of the bailee or other third party, and Pledgee need not otherwise preserve, protect, insure or care for any Collateral. Pledgee shall have no liability or responsibility to any third party for any action taken or omitted with respect to the Collateral on the direction of any third party.

9.           The occurrence of any of the following events shall constitute a default:

(a)          failure of Debtor to pay or perform when due any of the Obligations (subject to any applicable grace periods), including but not limited to payment of any amounts due under the Debentures;

(b)          failure of a Pledgor to perform any agreement of such Pledgor contained herein;

(c)          a Pledgor becoming insolvent or generally not paying its debts as such debts become due;

(d)          the entry of any judgment in excess of $25,000 against a Pledgor, which judgment is not stayed or satisfied within 30 days after entry;

(e)          appointment of or assignment to a custodian, as that term is defined in the United States Bankruptcy Code, for any property of a Pledgor, or loss, substantial damage to, destruction, theft, encumbrance, levy, seizure, attachment of any portion of the Collateral; or

(f)          commencement of any proceeding or filing of petition by or against a Pledgor under provisions of the United States Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors; or

(g)          the death of a Pledgor.

10.         Whenever a default shall exist, Pledgee may, at its option without demand or notice, declare all or any part of the Obligations immediately due and payable and Pledgee may exercise, in addition to the rights and remedies granted hereby, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law, including the right to exercise all voting and other rights as a holder of the Collateral and the right to offer and sell the Collateral privately. Until the occurrence of a default hereunder, a Pledgor shall be entitled to exercise all voting rights (if any) with respect to that portion of the Collateral to which such Pledgor holds legal title. Notwithstanding the foregoing, Pledgee shall not exercise any of its rights or remedies under the Uniform Commercial Code for a period of ten days after the occurrence of a default occurring solely under Sections 9(a) or 9(b).

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11.         Each Pledgor agrees (jointly and severally), in the event of default, to pay all costs of Pledgee, including attorneys’ fees, in the collection of any of the Obligations and the enforcement of the rights of Pledgee under this Agreement. If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given if mailed at least ten days before such disposition, postage prepaid, addressed to a Pledgor at the address for notice provided in the signature page hereto.

12.         No delay or failure by Pledgee in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Pledgee of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

13.         Whether or not a Pledgor requests or demands that Pledgee do so, Pledgee shall not be required before exercising and enforcing its rights under this Agreement first to resort to the Debtor or any guarantor or surety or other person obligated with respect to the Obligations, or to their properties or estates, or to any security interest or other collateral securing payment of any or all of the Obligations, or to any other interests, properties, liens, rights or remedies whatsoever.

14.         Each Pledgor hereby unconditionally waives notice of Pledgee’s acceptance hereof and notice of the creation, existence and payment or nonpayment of the Obligations. None of the following acts or things (which Pledgee may be authorized to do or not to do with or without notice to any or both Pledgors) shall in any way affect or impair the security interest or a Pledgor’s liabilities and obligations hereunder: (a) any extension or renewal (whether or not for longer than the original period) of any or all of the Obligations; (b) any change in the terms of payment or other terms of any or all of the Obligations, or any substitution or exchange of the any evidence of any or all of the Obligations or collateral therefor, or any release of any collateral for any or all of the Obligations; (c) any waiver or forbearance granted to a Pledgor or any other person liable with respect to any or all of the Obligations or any release of, compromise with, or failure to assert rights against a Pledgor or any such other person; (d) the procurement or failure to procure any other collateral for or guarantors or sureties of any or all of the Obligations; (e) the transfer to any person, at any time, of any interest in any of the Obligations or any collateral therefor; (f) any arrangement, composition, extension, moratoria or other relief granted to a Pledgor pursuant to any statute now in force or hereafter enacted; (g) the failure or neglect to protect or preserve any Obligation or any collateral therefor, or to exercise any right which may be available to Pledgee by law or agreement prior to or after an event of default hereunder or a default under any other agreement or any delay in doing any of the foregoing; (h) the application or failure to apply in any particular manner any payments or credits upon the Obligations; (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement; (j) any right to require Pledgee to proceed against Debtor at any time or to exhaust any security at any time or to pursue any other remedy whatsoever at any time; (k) any duty of Pledgee to advise a Pledgor of any information known to Pledgee regarding the financial condition of Debtor, and all other circumstances affecting Debtor’s (or any other guarantor’s) ability to perform its obligations to Pledgee, it being agreed that each Pledgor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; (l) any rights of subrogation, reimbursement, exoneration, contribution and indemnity, and any rights or claims of any kind or nature against Debtor or Pledgee which arise out of or are caused by this guaranty; (m) any claim that a Pledgor, either individually or with the other guarantors, was unable to cause or require Debtor to perform the Obligation because such guarantor(s) did not control Debtor, own a majority of the voting securities of Debtor, or for any other reason; (n) any full or partial release of, compromise or settlement with, or agreement not to sue, Debtor or any guarantor or other person liable in respect of any of the Obligations; (o) any release, surrender, cancellation or other discharge of any evidence of the Obligations or the acceptance of any instrument in renewal or substitution therefor; (p) any failure to obtain collateral security (including rights of setoff) for the Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security; or any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security; or (q) any collection, sale, lease or disposition of, or any other foreclosure or enforcement of or realization on, any collateral security.

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15.         This Agreement shall be binding upon and inure to the benefit of each Pledgor, Pledgee, and their respective heirs, representatives, successors and assigns and shall take effect when signed by Pledgors and delivered to Pledgee. Pledgors hereby waive notice of the Pledgee’s acceptance hereof.

16.         Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Pledgor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement shall be commenced exclusively in the state and federal courts sitting in the City of Minneapolis, County of Hennepin. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Pledgor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Minneapolis, County of Hennepin, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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17.         This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

18.         The parties agree to execute and deliver, from time to time hereafter upon the request of another party, such additional documentation as may be necessary or reasonably appropriate to cause the parties to obtain the full benefit of the provisions hereof or otherwise to complete the transactions contemplated hereby, or effect or further the general intent of the parties.

19.         Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a business day; (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (New York City time) on any business day, (c) the second business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

20.         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

21.         If any payment applied by Pledgee to the Obligations is thereafter set aside, recovered, rescinded or required, by a court of competent jurisdiction, to be returned for any reason (including without limitation the bankruptcy, insolvency or reorganization of Debtor or any other guarantor of such Obligations), then the Obligations to which such payment was applied shall for the purpose of this Agreement be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made.

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IN WITNESS WHEREOF, the parties hereto have executed this Guaranty and Pledge Agreement the date first above written.

PLEDGORS:	PLEDGEE:

MILL CITY VENTURES III, LTD.

/s/ Christopher Larson	/s/ Douglas M. Polinsky
Christopher Larson	Douglas M. Polinsky
Chief Executive Officer

Address for Notice:	Address for Notice:

328 Barry Avenue, Suite 210
Wayzata, MN 55391

/s/ Cameron Robb
Cameron Robb

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NOTARIZATION PAGE:

STATE OF ______________	)
) ss.
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this ____ day of __________________, 2014, by Christopher Larson.

Notary Public

STATE OF ______________	)
) ss.
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this ____ day of __________________, 2014, by Cameron Robb.

Notary Public

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